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                                                                    Exhibit 23.1





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wall Data Incorporated 1994 Restated Nonofficer Stock Option Plan of our report dated January 26, 1996 with respect to the consolidated financial statements of Wall Data Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP
Seattle, Washington
November 5, 1996